Exhibit 10.1

DRUGSTORE.COM, INC.

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT- NOTICE OF GRANT

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company’s 2008 Equity Incentive Plan (the “Plan”).

Name (the “Participant”): Dawn G. Lepore

You have been granted 1,300,000 shares of Restricted Stock, subject to the terms and conditions of the Plan and this Agreement. Additional terms of this grant are as follows:

Date of Grant: October 3, 2008

Grant Number: _____________________

Vesting Commencement Date: October 3, 2008

Vesting Schedule*: Subject to any acceleration provisions contained in the Plan or set forth in the Agreement, the Restricted Stock will vest and the Company’s right to repurchase or reacquire the Restricted Stock will lapse in accordance with the following schedule:

One-eighth (1/8th) of the Shares of Restricted Stock will vest on each six (6) month anniversary of the Vesting Commencement Date, subject to Participant continuing to be a Service Provider through each such date.

Notwithstanding the foregoing or anything in the Plan or this Agreement to the contrary, if there is a Change in Control, one hundred percent (100%) of the Shares of Restricted Stock will immediately vest.

Notwithstanding the foregoing or anything in the Plan or this Agreement to the contrary, if Participant’s status as a Service Provider is terminated (i) by the Company without Cause (as defined below) or (ii) by Participant for Good Reason (as defined below), Participant will receive twelve (12) additional months of vesting credit with respect to the Shares of Restricted Stock.

For purposes of this Agreement, “Cause” shall mean (a) Participant’s willful or negligent failure to comply with the lawful directions of the Company; (b) gross negligence or willful misconduct in the performance of Participant’s duties to the Company, (c) commission of any act of fraud against the Company that results in an injury to the Company other than a de minimus injury to the Company, or (d) misappropriation of material property of the Company to the material detriment of the Company.

For purposes of this Agreement, “Good Reason” means the occurrence of one or more of the following, without Participant’s consent (a) the failure of the Company to pay or cause to be paid to Participant his or her annual salary or any other earned compensation when due; (b) the substantial reduction of Participant’s annual salary; (c) a material diminution in Participant’s authority, responsibilities, or duties; (d) relocation of Participant’s primary work place for the Company to a location more than thirty-five (35) miles from its current location; provided that such events shall constitute Good Reason only if the Company fails to cure such event within a reasonable period of time (not to exceed fifteen (15) business days) after receipt from Participant of written notice of the event constituting Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 90th day following its occurrence, unless Participant have given the Company written notice thereof prior to such date.

*	Except as may be provided in the Restricted Stock Agreement, Participant will not vest in the Restricted Stock unless he or she is a Service Provider through the applicable vesting date(s). Important additional information on vesting and forfeiture of the Restricted Stock covered by this grant is contained in the attached Restricted Stock Agreement; please be sure to read the entire agreement.

The Restricted Stock evidenced by this Notice of Grant is part of and subject in all respects to the terms and conditions of the Plan (a copy of which has been made available to you by the Company) and the attached Restricted Stock Agreement (together with this Notice of Grant, the “Agreement”).

Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Agreement. By Participant’s signature below, Participant represents and warrants that Participant is familiar with, and agrees to be bound by, the terms and provisions of the Plan and this Agreement. Participant further represents and warrants that Participant has reviewed this Agreement and the Plan in their entirety has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understand all provisions of the Plan and this Agreement.

Participant also agrees (1) to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement and (2) to notify the Company upon any change in the residence address indicated below (and any subsequent change).

Participant:	DRUGSTORE.COM, INC.

Signature	By:

Print Name	Title

Residence Address

DRUGSTORE.COM, INC.

2008 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

1. Grant. The Company hereby grants to the Participant as a separate incentive in connection with his or her future services and not in lieu of any salary or other compensation for his or her future services, the number of Shares of Restricted Stock set forth in the Notice of Grant attached to (and part of) this Restricted Stock Agreement (together, the “Agreement” or the “Restricted Stock Agreement”) and subject to all of the terms and conditions in this Agreement and the Company’s 2008 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference. The per share price for this Award of Restricted Stock is par value, or $0.0001 per share, and is deemed to be paid by Participant’s provision of future services to the Company. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Agreement.

2. Shares Held in Escrow.

(a) All Shares of Restricted Stock will, upon execution of this Agreement, be issued in the name of the Participant and delivered and deposited with an Escrow Agent designated by the Company (the “Escrow Agent”) together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, attached hereto as Exhibit B-1. The Shares of Restricted Stock will be held by the Escrow Agent, and shall not be sold, transferred or otherwise disposed of, and shall not be pledged or otherwise hypothecated, until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider. The unvested Shares of Restricted Stock and the Stock Assignment will be held by the Escrow Agent, pursuant to the Joint Escrow Instructions of the Company and Participant attached as Exhibit B-2 hereto, until such time as the Shares of Restricted Stock vest or are forfeited. The Shares, which may be issued in certificate or book entry form, shall not be delivered by the Escrow Agent to the Participant unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

(b) The Escrow Agent will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow while acting in good faith and in the exercise of its judgment.

(c) Upon Participant’s termination as a Service Provider for any reason, the Escrow Agent, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Agent with full power of substitution, as Participant's true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.

(d) The Escrow Agent will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Agent do so.

(e) Subject to the terms hereof, Participant will have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon.

(f) If in the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock are increased, reduced or otherwise changed in accordance with the terms of the Plan, and by virtue of any such change Participant will in his or her capacity as owner of unvested Shares of Restricted Stock be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

(g) The Company may determine to issue the Shares in book entry form and/or may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Agreement.

3. Vesting Schedule/Period of Restriction. Subject to paragraphs 4 and 5 and the terms of the Plan, the Shares of Restricted Stock awarded by this Agreement will vest in the Participant according to the vesting schedule specified in the Notice of Grant. Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Agreement unless the Participant shall have continuously remained a Service Provider through the applicable vesting date.

4. Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Administrator.

5. Forfeiture. Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested at the time the Participant ceases to be a Service Provider automatically will be forfeited as of the date Participant ceases to be a Service Provider and shall automatically be transferred to and reacquired by the Company at no cost to the Company. The Participant hereby appoints the Escrow Agent with full power of substitution, as the Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such cessation of the Service Provider relationship.

6. Payments after Death. Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of the Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer, and (c) written acceptance of the terms and conditions of this Award as set forth in this Agreement.

7 Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificate(s) representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or Participant’s broker or the Escrow Agent (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares).

8. No Effect on Employment or Service. The Participant acknowledges and agrees that the vesting of the shares of Restricted Stock pursuant to the vesting schedule hereof is earned only by maintaining continuous status as a Service Provider at the will of the Company (or the Parent or Subsidiary employing or retaining participant) and not through the act of being hired, being granted this Restricted Stock or acquiring Shares hereunder. The Participant’s employment or service with the Company and its Parent or Subsidiaries is on an at-will basis only, subject to the provisions of Applicable Laws. Accordingly, subject to any written, express employment contract with the Participant, nothing in this Agreement or the Plan shall confer upon the Participant any express or implied right to continue to be employed by or in service with the Company or any Parent or Subsidiary or shall interfere with or restrict in any way the rights of the Company or the employing Parent or Subsidiary, which are hereby expressly reserved, to terminate or change the terms of the employment or service of the Participant at any time for any reason whatsoever, with or without good cause or notice.

9. Tax Consequences. Participant has reviewed with Participant’s own tax advisors the federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall be responsible for Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement. Participant understands that, with respect to U.S. taxpayers, Section 83 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income the difference between the purchase price for the Shares of Restricted Stock and the Fair Market Value of such Shares as of each vesting date. Participant understands that if Participant is subject to U.S. taxation, Participant may instead elect to be taxed at the time the Shares of Restricted Stock are granted rather than when such Shares vest by filing an election under Section 83(b) of the Code with the IRS within thirty (30) days from the date of grant of the Restricted Stock. The form for making this election is attached as Exhibit B-3 hereto.

THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

If making an 83(b) Election, Participant is also required to (i) provide a copy of the Election to the Company, and (ii) attach a copy of the 83(b) Election to Participant’s U.S. federal tax return covering the year in which the exercise occurred.

10. Tax Withholding. Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 2, unless and until satisfactory arrangements (as determined by the Company) will have been made by Participant with respect to the payment of income, employment and other taxes that the Company determines must be withheld with respect to such Shares (the “Withholding Taxes”). To the extent determined appropriate by the Company in its discretion, it shall have the right (but not the obligation) to satisfy any tax withholding obligations by reducing the number of Shares otherwise deliverable to Participant. In addition, pursuant to such procedures as the Administrator may specify from time to time, the Company shall withhold the minimum amount required to be withheld for the payment of tax withholding obligations with respect to the Withholding Taxes, in whole or in part by one or more of the following: (i) requiring the Participant to pay cash; (ii) withholding the amount of such Withholding Taxes from Participant’s paycheck(s), (iii) requiring Participant to deliver to the Company already vested and owned Shares having a value equal to the minimum amount statutorily required to be withheld, (iv) selling a sufficient number of such Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld; (v) requiring Participant to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Withholding Taxes, or (vi) a combination of the foregoing. The Company shall not retain fractional Shares to satisfy any portion of the Withholding Taxes. Accordingly, if any withholding is done through the withholding of Shares, Participant shall pay to the Company an amount in cash sufficient to satisfy the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. Should the Company be unable to procure such cash amounts from Participant, Participant agrees and acknowledges that Participant is giving the Company permission to withhold from Participant’s paycheck(s) an amount equal to the remaining Withholding Taxes due and payable as a result of the Company not retaining fractional Shares. If the Participant fails to make satisfactory arrangements for the payment of any Withholding Taxes at the time tax withholdings are otherwise due with respect to the Shares, the Participant will permanently forfeit such Shares and the Shares will be returned to the Plan at no cost. All income, employment and other taxes related to the Shares, and any Shares delivered in payment thereof are the sole responsibility of Participant.

11. Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its General Counsel at drugstore.com, inc., 411 108th Avenue, Suite 1400, Bellevue, Washington 98004, or at such other address as the Company may hereafter designate in writing or electronically.

12. Grant is Not Transferable. The unvested Shares subject to this Award and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) otherwise than by will or by the laws of descent or distribution and will not be subject to sale under execution, attachment or similar process. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any unvested Shares subject to this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

13. Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14. Additional Conditions to Release from Escrow. The Company will not be required to issue any certificate or certificates for Shares hereunder or release such Shares from the escrow established pursuant to Section 2 prior to fulfillment of all the following conditions: (a) the admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; (b) the completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator will, in its absolute discretion, deem necessary or advisable; (c) the obtaining of any approval or other clearance from any state or federal governmental agency, which the Administrator will, in its absolute discretion, determine to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant of the Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.

15. Plan Governs. This Agreement (including the Notice of Grant) is subject to all terms and provisions of the Plan. Subject to Section 19(c) of the Plan, in the event of a conflict between one or more provisions of this Agreement (including the Notice of Grant) and one or more provisions of the Plan, the provisions of the Plan will govern.

16. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Restricted Stock that may be awarded under the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17. Headings. Headings provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

18. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

19. Agreement Severable. In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

20. Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

21. Entire Agreement; Modifications to the Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement (including the Notice of Grant) constitute the entire understanding of the parties on the subjects covered and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Notwithstanding anything to the contrary in the Plan or this Agreement, the Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Code Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Award of Restricted Stock. The Company may delay settlement of restricted stock for six months in order to avoid the imposition of additional taxes under Code Section 409A.

22. Governing Law. This Agreement will be governed by the laws of the State of Washington, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Award of Restricted Stock or this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Washington, and agree that such litigation will be conducted in the courts of King County, Washington, or the federal courts for the United States for the Western District of Washington, and no other courts, where this Award of Restricted Stock is made and/or to be performed.

EXHIBIT B-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, _______________________, hereby sell, assign and transfer unto drugstore.com, inc. _____________ shares of the Common Stock of drugstore.com, inc. standing in my name on the books of said corporation represented by Certificate No. ________ herewith and do hereby irrevocably constitute and appoint __________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Agreement between drugstore.com, inc. and the undersigned dated _______________, _______ (the “Agreement”).

Dated: __________________, ______	Signature:

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to transfer the unvested Shares of Restricted Stock to the Company upon Participant’s termination as a Service Provider, without requiring additional signatures on the part of the Participant.

EXHIBIT B-2

JOINT ESCROW INSTRUCTIONS

____________, ____

Corporate Secretary

drugstore.com, inc.

411 108th Avenue, Suite 1400

Bellevue, Washington 98004

Dear                             :

As Escrow Agent for both drugstore.com, inc. (the “Company”), and the undersigned recipient of stock of the Company (the “Participant”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the “Agreement”) between the Company and the undersigned, in accordance with the following instructions:

1. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee.

2. Participant irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Participant does hereby irrevocably constitute and appoint you as Participant’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 2, Participant shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

3. Upon vesting of the shares held in escrow, you shall deliver or electronically transfer to Participant, or electronically transfer, a certificate or certificates representing so many shares of stock as are vested. Upon any forfeiture of such shares, you shall deliver or electronically transfer such shares to the Company.

4. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Participant, you shall deliver all of the same to Participant and shall be discharged of all further obligations hereunder.

5. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

6. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Participant while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

7. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

8. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

9. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

10. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

11. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

15. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

16. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

17. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of Washington.

PARTICIPANT	DRUGSTORE.COM, INC.

Signature	By

Print Name	Print Name

Title

Residence Address

ESCROW AGENT

Corporate Secretary

Dated: __________________________________________

EXHIBIT B-3

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below.

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:	SPOUSE:

ADDRESS:

TAXPAYER IDENTIFICATION NO.:	TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: _________ shares (the “Shares”) of the Common Stock of drugstore.com, inc. (the “Company”).

3.	The date on which the property was transferred is:_________________, _______.

4.	The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms shall never lapse, of such property is: $_________________.

6.	The amount (if any) paid for such property is: $_____________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: ______________________, _____
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: ______________________, _____
Spouse of Taxpayer